                                                                    EXHIBIT 21.1

                                 SUBSIDIARIES OF
                               RUSSELL CORPORATION


The following is a list of active subsidiary corporations of Russell Corporation. Subsidiaries that are inactive or exist solely to protect the business names, but conduct no business, have been omitted. Such omitted subsidiaries considered in the aggregate do no constitute a significant subsidiary.

                              Domestic Subsidiaries


        Name                                                     Place of Incorporation
        ----                                                     ----------------------
        Alexander City Flying Service, Inc.                      Alabama

        Cross Creek Apparel, LLC                                 North Carolina

        Cross Creek Holdings, Inc.                               Delaware

        DeSoto Mills, Inc.                                       Alabama

        Jerzees Apparel, LLC                                     Georgia

        Mossy Oak Apparel Company                                Delaware

        RINTEL Properties, Inc.                                  Delaware

        Russell Apparel LLC                                      Alabama

        Russell Asset Management, Inc.                           Delaware

        Russell Financial Services, Inc.                         Delaware

        Russell Servicing Company, Inc.                          Alabama

        Russell Yarn LLC                                         Alabama


                              Foreign Subsidiaries


        Athletic de Camargo S.A. de C.V.                         Mexico

        Cross Creek de Honduras, S.A. de C.V.                    Honduras

        Cross Creek de Jimenez, S.A. de C.V.                     Mexico

        Jerzees Campeche, S.A. de C.V.                           Mexico

        Jerzees Choloma, S.A.                                    Honduras

                                 SUBSIDIARIES OF
                               RUSSELL CORPORATION

        Name                                                     Place of Incorporation
        ----                                                     ----------------------
        Jerzees Buena Vista, S.A.                                Honduras

        Jerzees de Honduras, S.A. de C.V.                        Honduras

        Jerzees Yucatan, S.A. de C.V.                            Mexico

        RUServicios, S.A.                                        Honduras

        Russell Co-Op, LLC                                       Guam

        Russell Corp. Australia Pty. Ltd.                        Australia

        Russell Corp. Far East Limited                           Hong Kong

        Russell CZ s.r.o.                                        Czech Republic

        Russell del Caribe, Inc.                                 Puerto Rico

        Russell do Brasil Ltda.                                  Brazil

        Russell Europe Limited                                   United Kingdom

        Russell France, S.A.R.L.                                 France

        Russell Germany, GmbH                                    Germany

        Russell Holdings Europe B.V.                             Netherlands

        Russell Italy Srl                                        Italy

        Russell Japan KK                                         Japan

        Russell Mexico, S.A. de C.V.                             Mexico

        Russell Spain, S.L.                                      Spain

        Servicios Russell, S.A. de C.V.                          Mexico